Exhibit 3.125

BYLAWS

OF

LLANO LOGISTICS, INC., a Delaware corporation

ARTICLE I

Shareholders and Shareholders’ Meetings

Sec. 1 Place of Meetings

All meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or without the state of Delaware as may be determined upon and set forth in the respective notices, or waivers of notices of such meeting, or proxies to represent shareholders at such meeting.

Sec. 2 Annual Meetings of Shareholders

The annual meeting of the shareholders of the corporation for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held on the first Monday of each January of each year, beginning with the year 2014, if such day is not a legal holiday in the state where such meeting is to be held or, if a legal holiday, then at the same time on the next succeeding business day. In the event the annual meeting is not, for any reason, held on such date, the directors shall cause such annual meeting to be held as soon as may be convenient and all elections held and other business transacted at such meeting shall be valid as if held or transacted at the usual date for such annual meeting. Such subsequent annual meeting shall be called in the same manner as provided in these Bylaws for special meetings of the shareholders, except that the purposes of such meeting need to be enumerated in the notice and proxies of such meeting only to the extent required by law in the case of annual meetings.

Sec. 3 Special Meetings of Shareholders

Special meetings of the shareholders may be called by the president or any vice-president or by the board of directors or by the holders of not less than thirty-five percent (35%) of all the outstanding shares. Business transacted at all special meetings shall be confined to the purposes stated in the call.

Sec. 4 Notice of Meetings of Shareholders

Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president the secretary, or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholders at each shareholder’s address as it appears on the stock transfer books of the corporation, with postage prepaid.

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Sec. 5 Quorum

The holders of a majority of the shares issued and outstanding, and entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the articles of incorporation or by these Bylaws, provided that in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and be represented at such meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of voting shares shall be present or represented. At such adjourned meeting at which the requisite amount of voting shares shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The vote of the holders of a majority of the shares entitled to vote and be represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law, the articles of incorporation or these Bylaws.

Sec. 6 Voting and Proxies

At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

Sec. 7 List of Shareholders Entitled to Vote

The secretary shall make, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the whole time of the meeting, provided, however, failure to comply with the requirements of these Bylaws shall not affect the validity of any action taken at such meeting.

Sec. 8 Consent In Lieu of Meetings

Any action required to be taken at any annual or special meeting of shareholders of a corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

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Sec. 9 Closing of Transfer Books

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of such meeting, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately proceeding such meeting. In lieu of closing the stock transfer books, the board of directors day fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this article, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books, and the stated period of closing has expired.

Sec. 10 Redemption and Sale of Stock

Prior to the sale of shares of the Corporation’s stock by any Shareholder or the shares of a deceased Shareholder, the transfer of said stock shall be restricted in the manner provided by the terms of any agreement between the corporation and its Shareholders if a copy of said Agreement is on file with the Secretary of the Corporation and the Stock Certificates are endorsed to the effect that such an Agreement is in existence. In the absence of such Agreement, the Corporation shall have the power to redeem such shares at such price and upon such terms as may be agreed upon by the Board of Directors and the Shareholders in writing and filed with the Corporate Records. Any stock not redeemed by the Corporation, after being offered to the Corporation, shall be offered for sale to the other Shareholders on a pro-rata basis at such price and on such terms as may be agreed upon by the Board of Directors and the Shareholders in writing and filed with the Corporate Records.

Sec. 11 Registered Shareholders

The corporation shall be entitled to treat the holder of the record of any share or shares of stock as the holder in fact of such share or shares for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by the laws of Delaware.

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ARTICLE II

Board of Directors

Sec. 1 Number and Qualifications

The business and affairs of the corporation shall be managed by a board of not less than one (1) nor more than seven (7) directors, as may be determined by the shareholders from time to time, but no decrease in the directors shall have the effect of shortening the term of any incumbent director. The board in its discretion may elect a chairman who shall preside at board meetings and generally manage the affairs of the board.

Sec. 2 Election

At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified unless sooner removed by action of the shareholders, by resignation, or by death.

Sec. 3 Vacancies

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders for that purpose.

Sec. 4 First or Annual Meeting

The first or annual meeting of each newly elected board shall be held at such time and place as shall be fixed by the vote of the shareholders at each annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally to constitute the meeting, provided a quorum shall be present or they may meet at such place and time as shall be fixed by the consent in writing of a majority of the directors.

Sec. 5 Regular Meetings

Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

Sec. 6 Special Meetings

Special meetings of the board may be called by the president on five (5) days’ notice to each director, either personally or by mail, telephone or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Special meetings may be called at any time without formal notice provided a majority of the directors are present.

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Sec. 7 Quorum

At all meetings of the board the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Sec. 8 Action by Directors in Lieu of a Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices anywhere in the world, within or outside of the state of Delaware.

Sec. 9 Powers of Board of Directors

In addition to the powers and authorities expressly conferred by these Bylaws upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders by statute or by the articles of incorporation or by these Bylaws.

Sec. 10 Compensation of Directors

Directors, as such, shall not receive any stated salary for their services, but a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board by resolution of the board, provided, that nothing contained in these Bylaws shall be construed to preclude any director from the serving the corporation in any other capacity and receiving compensation for such service.

Sec. 11 Attendance and Waiver of Notice

Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Sec. 12 Removal of Directors

Any director may be removed by a majority vote of the shareholders at any duly called shareholders meeting.

Sec. 13 Executive and Other Committees

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the

BYLAWS OF LLANO LOGISTICS, INC.

powers of the board of directors in the management of the business and affairs of the corporation, except where action of the board of directors is specified by statute. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors and shall keep regular minutes of their proceedings and report the same to the board when required.

ARTICLE III

Officers

Sec. 1 Number

The principal officers of the corporation shall consist of the president or co-presidents, one (1) or more vice presidents, a chief financial officer or treasurer who shall also act as secretary unless named otherwise, and the subordinate officers shall consist of such other officers and assistant officers and agents as may be deemed necessary and elected or appointed by the board of directors, or chosen in such other manner as may be prescribed by these Bylaws, at such time and in such manner and for such terms as the board of directors may prescribe. Any two (2) or more offices may be held by the same person.

Sec. 2 General Duties

All officers and agents of the Corporation, as between themselves and the corporation, shall have such authority, perform such duties and manage the corporation as may be provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.

Sec. 3 Election, Term of Office and Qualifications

The officers shall be chosen annually by the board of directors at its annual meeting, or as soon after such annual meeting as may conveniently be possible. Each officer shall hold office until his successor is chosen and qualified; or until his death, or until he shall have resigned, or shall have been removed in the manner provided in Sec. 4.

Sec. 4 Removal

Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation will be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Sec. 5 Resignation

Any officer may resign at any time by giving written notice to the board of directors or to the president, vice president or secretary. Such resignation shall take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation shall be necessary to make it effective.

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Sec. 6 Vacancies

Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the bylaws for election or appointment to such office.

Sec. 7 The President or Co-Presidents

The president or co-presidents, who need not be chosen from among the directors, shall have active executive management of the operations of the corporation, subject, however, to the control of the board of directors. They shall, in general, perform all duties incident to the office of the president and such other duties as from time to time be assigned to them by the board of directors.

Sec. 8 The Vice President

Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, any vice president, may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president to act temporarily in his place, the vice president or vice presidents, to perform the duties of the president shall be designated by the board of directors.

Sec. 9 The Secretary

Unless named otherwise, the chief financial officer or treasurer shall also act as Secretary. The Secretary shall keep or cause to be kept in books provided for that purpose, minutes of the meetings of the shareholders and of the board of directors, shall see that all notices are given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the corporation, if applicable, and see that the seal is affixed to all the documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; and, in general, shall perform all duties as may from time to time be assigned to him by the board of directors or by the president.

Sec. 10 Treasurer

The chief financial officer or treasurer shall be the principal financial officer of the corporation; shall have charge and custody of and be responsible for all funds of the corporation and deposit all such funds in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors; shall receive and give receipts for moneys due and payable to the corporation from any source; and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the president officer. The treasurer shall render to the president and the board of directors, whenever the same shall be required, an account of all his transactions as treasurer and of the financial condition of the corporation. He shall, if required to do so by the board of directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

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Sec. 11 Salaries

The salaries of the officers shall be fixed by the board of directors, and it shall be no objection that the officer in question is a member of the board of directors or that he votes on the resolution fixing his salary; provided, however that all salaries voted must be no more than reasonable compensation for services rendered or to be rendered to the corporation.

ARTICLE IV

Indemnification of Directors and Officers

Any and all of the corporation’s directors or officers or former directors or officers or any person who may have served at the corporation’s request as a director or officer of another corporation in which this corporation owns shares of capital stock or of which his corporation is a creditor of the heirs or legal representatives of such officer or director shall be indemnified against and held harmless from any and all claims which may be asserted against them or any of them upon or arising out of acts of omission or commissions on the part of such officers or directors in their capacities as either officers or directors of this corporation or of such other corporation, except to the extent that such liability it’s adjudged by final judgment of a court of competent jurisdiction to be based upon willful misconduct in the performance of duty. Such indemnification shall extend to proceedings settled or otherwise disposed of without a determination on the merits, provided that the board of directors shall be advised by counsel for the corporation that in the opinion of such counsel the person seeking such indemnity was not guilty of willful misconduct in the performance of duty, and provided further that in the opinion of the board of directors the amount of such settlement is fair and reasonable under all existing circumstances.

Without limitation on the generality of the foregoing, the indemnification here provided shall extend to and include reimbursement for and indemnification against all costs and expenses (including counsel fees) reasonably incurred in investigating or in connection with the preparation and/or defense of any action, suit, proceeding or claim.

ARTICLE V

Capital Stock

Sec. 1 Certificates of Shares

The certificates of share of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the president or a vice president and the secretary or any assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The designations, preferences, and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of shares and shall otherwise conform with the requirements of Delaware General Corporations Law.

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Sec. 2 Transfer of Certificates of Shares

Transfers of share shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate for the shares. The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue and registration of certificates of shares, and may appoint transfer agents and/or registrars of the certificates of shares.

Sec. 3 Lost or Destroyed Certificates

The board of directors may direct a new certificate or certificates to be issued in place of any certificates or certificates previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, and the board of directors, when authorizing such issue of a new certificate or certificates, may, at its discretion and as a condition precedent to the issuance of a new certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against claim that may be made against the corporation.

ARTICLE VI

General Provisions

Sec. 1 Principal and Other Offices

The principal office of the corporation shall be in Lubbock County, Texas. The corporation may also have offices at such other places as the board of directors may from time to time select, or the business of the corporation may require.

Sec. 2 Seal

The seal of the corporation shall be circular in form with the words LLANO LOGISTICS, INC. around the margin.

Sec. 3 Fiscal Year

The fiscal year of the corporation shall end on the last Saturday in January of each year.

Sec. 4 Dividend

Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, and applicable provisions of the law, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock.

Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such purposes as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

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Sec. 5 Notices

Whenever under the provisions of these Bylaws notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper addressed to such director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when it shall be thus mailed.

Any notice required to be given under these Bylaws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated in the notice.

Sec. 6 Compensation

In the event a determination is ever made by the Internal Revenue Service that any employee has received excessive compensation which results in all or a portion of the corporation’s salary expense for such employee to be disallowed, then such employee shall be required to return to the Corporation the portion of salary which is deemed to be excessive.

This requirement shall be binding on all officers, employees, and members of the board of directors and acceptance of this stipulation is a requisite to employment. It shall be the responsibility of the board of directors to enforce this provision of the corporate Bylaws.

ARTICLE VII

Amendments

The power to alter, amend or repeal the Bylaws or to adopt a new set of Bylaws is reserved to the Board of Directors, provided that the general substance of the proposed change of Bylaws be stated (i) in the notice to the Directors, or (ii) in the written consent in lieu of a meeting, pursuant to Article II, Section 8, at which such amendment, alteration, repeal or adoption is accomplished. The Bylaws may contain any provision or the regulation and management of the affairs of the corporation not inconsistent with Delaware General Corporations Law or the Articles of Incorporation.

Further, the Bylaws may be altered, amended, or repealed by the affirmative vote of not less than fifty-one (51%) percent of the shares issued, outstanding and entitled to vote.

(INTENTIONALLY BLANK)

BYLAWS OF LLANO LOGISTICS, INC.

The above and foregoing Bylaws were adopted by unanimous consent of the sole shareholder in lieu of a special meeting, on the 11th day of June, 2013.

United Supermarkets, LLC, sole shareholder of Llano Logistics, Inc.

By:	/s/ SuzAnn Kirby
Its:	CFO

BYLAWS OF LLANO LOGISTICS, INC.